UNITED STATES

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GUESS?, INC.

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Vote “FOR ALL” Guess Directors on the WHITE Proxy Card to ensure our continued progress Successfully Executing Our Strategy to Drive Long-Term Growth and Value Creation GUESS?, INC.

Except for historical information contained herein, certain matters discussed in these materials or the related meetings, including statements concerning the potential actions and impacts related to the COVID-19 pandemic; statements concerning the Company’s future outlook including with respect to the first quarter and full year of fiscal 2023 as well as fiscal 2024; statements concerning the Company’s share repurchase plan; statements concerning the Company’s ESG initiatives, goals and commitments; statements concerning the Company’s expectations, goals, future prospects, longer-term operating margin, revenue, EPS and ROIC expectations and current business strategies and strategic initiatives; and statements expressing optimism or pessimism about future operating results and growth opportunities are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are frequently indicated by terms such as “expect,” “could,” “will,” “should,” “goal,” “strategy,” “believe,” “estimate,” “continue,” “outlook,” “plan,” “create,” “see,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ materially from current expectations include, among others: our ability to maintain our brand image and reputation; domestic and international economic or political conditions, including economic and other events that could negatively impact consumer confidence and discretionary consumer spending; the impact of the current Russia-Ukraine war and recent sanctions and export controls targeting Russia; the continuation or worsening of impacts related to the COVID-19 pandemic; risks relating to our indebtedness; changes to estimates related to impairments, inventory and other reserves, which were made using the best information available at the time; changes in the competitive marketplace and in our commercial relationships; our ability to anticipate and adapt to changing consumer preferences and trends; our ability to manage our inventory commensurate with customer demand; the high concentration of our Americas Wholesale business; risks related to the costs and timely delivery of merchandise to our distribution facilities, stores and wholesale customers; unexpected or unseasonable weather conditions; our ability to effectively operate our various retail concepts, including securing, renewing, modifying or terminating leases for store locations; our ability to successfully and/or timely implement our growth strategies and other strategic initiatives; our ability to successfully enhance our global omni-channel capabilities; our ability to expand internationally and operate in regions where we have less experience, including through joint ventures; risks relating to our $300 million 2.0% convertible senior notes due 2024, including our ability to settle the liability in cash; disruptions at our distribution facilities; our ability to attract and retain management and other key personnel; obligations or changes in estimates arising from new or existing litigation, income tax and other regulatory proceedings; risks related to the income tax treatment of our third quarter fiscal 2022 intra-entity transfer of intellectual property rights from certain U.S. entities to a wholly-owned Swiss subsidiary; the occurrence of unforeseen epidemics, such as the COVID-19 pandemic; other catastrophic events; changes in U.S. or foreign income tax or tariff policy, including changes to tariffs on imports into the U.S.; accounting adjustments to our unaudited financial statements identified during the completion of our annual independent audit of financial statements and financial controls or from subsequent events arising after issuance of this release; risk of future non-cash asset impairments, including goodwill, right-of-use lease assets and/or other store asset impairments; violations of, or changes to, domestic or international laws and regulations; risks associated with the acts or omissions of our licensees and third party vendors, including a failure to comply with our vendor code of conduct or other policies; risks associated with cyber-attacks and other cyber security risks; risks associated with our ability to properly collect, use, manage and secure consumer and employee data; risks associated with our vendors’ ability to maintain the strength and security of information technology systems; changes in economic, political, social and other conditions affecting our foreign operations and sourcing, including the impact of currency fluctuations, global income tax rates and economic and market conditions in the various countries in which we operate; fluctuations in quarterly performance; slowing in-person customer traffic; increases in labor costs; increases in wages; risks relating to proxy contests and activist investor activity; and the significant voting power of our family founders. In addition to these factors, the economic, technological, managerial, and other risks identified in the Company’s most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission, including but not limited to the risk factors discussed therein, could cause actual results to differ materially from current expectations. The current global economic climate, length and severity of the COVID-19 pandemic, the current Russia-Ukraine war and recent sanctions and export controls targeting Russia, and uncertainty surrounding potential changes in U.S. policies and regulations may amplify many of these risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. DISCLAIMER The views and opinions expressed in this presentation (the “Presentation”) are those of management of Guess?, Inc. (“Guess” or the “Company”). The Presentation does not reflect the views and opinions of the Demand Review Committee of the Board of Directors of Guess (or its members) (the “DRC”) which is conducting an independent review of the demands and allegations (the “Demands”) by Legion Partners Asset Management, LLC addressed in the Presentation. The DRC members take no position with respect to the Demands at this time, did not review or approve the contents of the Presentation and are not participating in the solicitation efforts of the Company in connection with Guess’ 2022 annual meeting of stockholders. Safe Harbor Statement

Table of Contents Executive Summary 4 GUESS Today 6 Our Board of Directors 21 Paul and Maurice Marciano 30 Legion Partners’ Campaign 35 Conclusion 42

Executive Summary Guess today is the strongest and most well-positioned it has been in recent history. The management team is executing on a clear strategic plan to elevate the GUESS and Marciano brands, redefine the Company’s global e-commerce strategy, optimize its store footprint, enhance its supply chain and drive efficiencies across the business. Guess recently reported fourth quarter and fiscal year 2022 financial results that were the best of the last decade, with operating margin for fiscal 2022 at 11.8%, or more than double since its pre-pandemic fiscal year 2020, delivering a return on invested capital (ROIC) of 26% in fiscal year 2022*; the Company’s transformation is sustaining a strong balance sheet and solid cash flow generation. The Company has demonstrated its commitment to returning capital directly to shareholders, doubling the dividend, expanding the share repurchase program to $300 million, and initiating an ASR of $175 million. As of the 2022 Annual Meeting, the Guess Board will comprise seven highly engaged and qualified directors, four of whom are independent, and all of whom bring skillsets critical to the successful development and implementation of the Company’s transformation strategy. The Board collectively brings significant industry expertise, experience across the global consumer market and a track record of leading successful financial operations. The Board is actively engaged in overseeing and directing the Company’s transformation strategy, working closely with Carlos Alberini and Paul Marciano in executing initiatives that are delivering dramatically improved financial results. The Board has a long track record of proactively seeking input from shareholders, resulting in a number of positive sustainability, diversity and inclusion, governance and compensation policies. The Board takes allegations of sexual impropriety extremely seriously, has acted accordingly to conduct a thorough investigation of allegations against Paul Marciano in 2018, and is currently conducting an independent investigation related to a Legion Partners’ Demand Letter. The Guess management team is successfully executing a transformation business strategy to drive long-term growth and enhance value The Guess Board is highly-qualified, highly-engaged and committed to serving the best interests of ALL shareholders (*) This measure is a non-GAAP presentation. Refer to the Appendix for a reconciliation of GAAP to non-GAAP financial measures.

Executive Summary Paul and Maurice Marciano have built an incredible culture of entrepreneurship, commitment, hard work and long tenures across functions, cultures and countries. Significant stock ownership by Maurice and Paul Marciano has provided strong alignment with all shareholders since Guess became a public company in 1996 and has ensured a consistent focus on long-term decision-making and value creation. Paul Marciano’s key contributions include creating our iconic brand image, launching our international franchisee business and building a very profitable licensing business, developing GUESS into a truly global multichannel lifestyle brand; he is continuing to contribute to the Company’s transformation through brand elevation and consistency of product worldwide, with current responsibilities that span advertising and marketing, licensing and oversight of product design. Maurice Marciano’s judgement as co-founder, large shareholder and integral Board member is invaluable to the Company; while his Board meeting attendance was impacted in fiscal 2022 due to injuries suffered from a cycling accident, he has attended multiple recent Board meetings and is expected to attend all regular Board meetings going forward. The Guess Board has always made, and will continue to make, decisions that are based on facts and decisions that it believes are in the best interests of the Company and ALL shareholders. We believe that the foundation of Legion Partner’s withhold campaign is based on information from the media and from misinformed and uncorroborated sources. Legion Partners has failed to present any ideas with regard to the Company’s strategy or operations that will advance our core objective of driving value for Guess shareholders. Legion Partner’s one suggestion — removing two individuals who have been, and continue to be, critical to our success — would be very destabilizing and detrimental to the Company and would result in a significant reduction in the price of the stock. The Board has attempted to engage with Legion Partners in good faith and has put forward reasonable, meaningful suggestions that were immediately and summarily rejected by Legion Partners.   Paul and Maurice Marciano have each made valuable contributions to sustaining and growing a successful global business for 40 years and are essential to the Guess and Marciano brands and the continued success of the business Legion Partners is pursuing an irresponsible and uninformed campaign that would jeopardize the Company’s plan to drive profitable growth and value creation

WHO WE ARE A truly global lifestyle brand with a full range of denim, apparel and accessories offered in roughly 100 countries around the world Our purpose is to inspire our customers to feel confident and passionate about their style and their future

GUESS Today GUESS at a Glance 1981 FOUNDED 25 PRODUCT CATEGORIES ~100 COUNTRIES WITH OPERATIONS $5b SALES AT RETAIL VALUE 12,500 GLOBAL ASSOCIATES $2.6b NET SALES 71% REVENUE GENERATED OUTSIDE THE US Revenues reflect FY22. 81% STORES

GUESS Today A Lifestyle Brand Watches Women’s and Men’s Apparel Footwear Underwear & Swim Kids Handbags Eyewear Jewelry Fragrances

GUESS Today Global Footprint 1,631 total stores (1,068 directly operated stores) in approximately 100 countries with $2.6B in revenues in FY22; Pre-pandemic revenues of $2.7B in FY20 Total store count as of end of FY22 including franchise/licensee stores. Revenues reflect FY22 and FY20. AMERICAS 422 stores $960M ASIA 430 stores $237M EUROPE & MIDDLE EAST 779 stores $1,298M $998M $1,248M $346M à à à FY20 FY22 FY20 FY22 FY20 FY22 LICENSING $97M $86M à FY20 FY22

GUESS Today

A Wide Consumer Base Reaching 3 Distinct Generations



HERITAGE

Age:	40+ years old
Spending Power:	$1.33 trillion
Population Size:	1.44 billion

- Brand loyal
- Influenced by: celebrities (i.e. actors), Facebook
- Seek product information
- Respond to digital and traditional advertising

*40% of NA online sales**



MILLENNIAL

Age:	25-39 years old
Spending Power:	$1.3 trillion
Population Size:	1.72 billion

- Value experiences over tangible items
- Influenced by: Influencers, IG
- Look to them as co-creators
- Bounty hunter, thrill of the deal

*43% of NA online sales**


GUESS

GEN-Z

Age:	10-24 years old
Spending Power:	$400+ billion
Population Size:	2.52 billion

- View wealth as success + like luxury brands
- Influenced by: micro-influencers, YouTube
- Aspirational browsers, community show + tell
- Less deal driven, loves social good

*17% of NA online sales**

*Represents GUESS brand online sales in North America for FY22.

10

Company Penetration by Channel 58% STORES 9% ECOM 30% WHOLESALE 3% LICENSING 87% STORES 13% ECOM FY20 FY20 50% STORES 12% ECOM 34% WHOLESALE 4% LICENSING 81% STORES 19% ECOM FY22 FY22 E-Commerce Revenue Penetration as a percent of direct-to-consumer GUESS Today An Omnichannel Business Model As we optimize the store fleet and continue to grow e-commerce, our digital revenue penetration increased to 19% of our direct-to-consumer business in FY22

GUESS Today Our New Business Model Brand Elevation Successfully transforming our Company to create a platform for sustainable and profitable growth Global Portfolio Optimization E-Commerce Business Acceleration Operating Model Transformation

GUESS Today Brand Elevation 6. Elevate the customer experience across our GUESS ecosystem (stores, websites, wholesale partners and licensees) 1. Elevate taste, styling and quality of our products – focus on sustainability 2. Develop one global line of product 3. Focus on key product categories to address the Heritage, Millennial and Generation Z customer 4. Increase full price selling - value based pricing 5. Continue to perfect image & photography in marketing, websites and all advertising media

GUESS Today Global Portfolio Optimization Closed 190 stores globally Store Rationalization Rent Renegotiations Integration of G by GUESS into Factory Business Renegotiated 490 leases globally In North America *Store closures and rent renegotiations executed over the last two years.

GUESS Today E-Commerce Business Acceleration Salesforce platform implementation Customer analytics development Omnichannel capabilities rollout Online assortment expansion

GUESS Today Operating Model Transformation Global team reorganization Elimination of redundancies and increased efficiencies Business with omnichannel focus

GUESS Today Our New Business Model and Successful Transformation are Driving Material Improvement in Financial Results Doubled pre-pandemic operating profit and margin Closed fiscal 2022 with a strong balance sheet Cash at year end $416M

In FY22, we reported our best results in a decade GUESS Today Guess’ Share Price Is Improving as We Drive Material Improvement in Financial Results

GUESS Today Optimizing Capital Allocation Returning value to shareholders remains key priority for our Board and Management FY22 Return on invested capital* 26% Doubled quarterly dividend to $0.225 Repurchased $51M in shares Increased share authorization program by $100M to $300M Announced Accelerated Share Repurchase Program of $175M FY23 (*) This measure is a non-GAAP presentation. Refer to the Appendix for a reconciliation of GAAP to non-GAAP financial measures.

GUESS Today

Guess' Total Shareholder Return Outperforms Peers

5-Year Total Shareholder Return (% Return)


144%
12%
GUESS
Peer Median(1)

3-Year Total Shareholder Return (% Return)


30%
(8%)
GUESS
Peer Median (1)

Carlos as CEO Total Shareholder Return (% Return) (2)


28%
(14%)
GUESS
Peer Median (1)

1-Year Total Shareholder Return (% Return)


(4%)
(13%)
GUESS
Peer Median (1)

Source: FactSet as of April 4, 2022.
(1) Peers include: ANF, AEO, CPRI, CHS, COLM, DECK, EXPR, FOSL, GPS, LEVI, LULU, PLCE, PVH, RL, TPR, URBN.
(2) Represents TSR since January 28, 2019.

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Our Board of Directors Highly qualified, engaged and transparent

Our Board Guess Board of Directors Overview Alex Yemenidjian Chairman, Guess Board & Compensation Committee Member, Guess Audit Committee Chairman & CEO, Oshidori International Development Carlos Alberini CEO, Guess since 2010 Board Member, Restoration Hardware (RH) Anthony Chidoni Chairman, Guess Audit Committee Member, Guess Compensation Committee Principal & Owner, Lorelle Capital Former Managing Director of Private Client Business for CSFB/DLJ Cynthia Livingston Member, Guess Compensation and Nominating & Governance Committees Co-Chairman, Bravado Design Board Member, Independent Curators International Maurice Marciano Guess Co-Founder Paul Marciano Guess Co-Founder Chief Creative Officer Deborah Weinswig Member, Guess Audit and Nominating & Governance Committees Founder & CEO, Coresight Research Board Member, Xcel Brands, Inc. and CHW Acquisition Corporation Note: Excludes current director, Laurie Ann Goldman, who is not standing for re-election.

Our Board Guess Board Brings Significant Industry & Financial Leadership Experience SKILLS/EXPERTISE Public Company Leadership (CEO, CFO or Public Directorships) 6/7 directors Senior Leadership Experience (C-Suite Executive or Equivalent) 6/7 directors Operations Management 5/7 directors Retail, Brand or Consumer Facing Industries 7/7 directors eCommerce or Digital Experience 5/7 directors Financial, Transactional, Accounting or Regulatory Compliance 3/7 directors Board Diversity (Gender or Racial/Ethnic) 3/7 directors Note: Excludes current director, Laurie Ann Goldman, who is not standing for re-election.

Our Board Active and Engaged Board Oversight Setting our path for growth Board is actively involved in: Developing transformation strategy Establishing a strong foundation for sustainable growth Protecting the interests of all shareholders Executing our strategy All directors are independent thinkers and seasoned professionals in guiding continued strategic and operating execution Strong risk oversight All directors are committed to allocating resources to high-value growth opportunities to ensure the Company is well-positioned to deliver long-term shareholder value

Our Board Guess Board Has Taken Action Regarding Allegations Against Paul Marciano Feb 2018 June 2018 Jan 2019 1. Board establishes Special Committee, comprised solely of independent directors to investigate the allegations. The Special Committee hires independent counsel to assist with the investigation. 3. Special Committee presents its findings to the Board which were reported in an 8K. In that same 8K, Paul Marciano confirms his decision to transition his duties to the then-CEO by January 2019. Paul Marciano also informs the Board of his decision to step down as Executive Chairman of the Board, while remaining a director. 2. February through June 2018, the Special Committee and its counsel conduct a thorough investigation, interviewing over 40 individuals and reviewing over 1.5 million pages of documents. 4. The Company undergoes a CEO transition, and the Board determines it is in the best interest of the Company that Paul Marciano continues as CCO and asks him to stay on as CCO on an at will basis (without an employment contract). Board continues to be actively engaged on post-2018 allegations The independent members of the Board’s 2018 Special Committee continue to serve on the Board. The Special Committee members were fully briefed on the new allegations against Paul Marciano that came to light after the Special Committee’s investigation in 2018. In addition, the post-2018 allegations are currently being investigated by a newly formed committee of independent directors (the “Demand Review Committee”). With the assistance of independent legal counsel, the Demand Review Committee will make recommendations to the full Board about the proper response to the Demand after it completes its investigation.

Environmental: GUESS is driving and influencing sustainability reporting across the industry Greenhouse gas reductions toward 50% reduction by 2030 Increase share of recycled or bio-based materials toward 100% by 2030 Increase share of Guess denim mainline Eco to 75% by 2024 Made our first ever purchase of renewable energy: solar and wind in the Americas, Europe, and Asia, creating enough energy to power the equivalent of 20% of our stores globally Social: Diversity and Inclusion are core focus areas of GUESS’ strategy 40% of our senior executive leaders are female 70% of our managers are female Achieved gender pay parity At the US Corporate Headquarters Incorporate diversity & inclusion values Into our performance review metrics across the organization Our Board ESG Initiatives Supporting Our Brand and Business Governance: We have steadily improved our Governance structure; Since 2014 we have implemented the following changes: Eliminated staggered board Increased Board gender diversity Adopted director resignation policy Publishing robust bi-annual sustainability report Conducting annual Say-On-Pay votes (previously every 3 years), with the Company receiving over 90% shareholder support each year for the past 3 years Regular meetings with 10 largest shareholders since 2014 have informed some of the significant governance changes. 50% of our independent directors are female* Note: Excludes current director, Laurie Ann Goldman, who is not standing for re-election. Adopted significant changes to executive compensation program

Our Board Guess Board Exercises Strong Oversight of Related Party Transactions Guess leases warehouse and administrative facilities, including the Company’s North American corporate headquarters in Los Angeles, California, from partnerships affiliated with the Marciano Entities and certain of their affiliates. The Audit Committee engages in a robust review of all related party leases and has determined that all leases are at or below fair rental value. The Audit Committee, composed of independent directors, engages in a detailed process to review and vote on each related party transaction to ensure that it is appropriate and beneficial to the Company. Real Estate Leases The Company periodically charters aircraft owned by the Marciano Entities. Private air travel for senior management is essential given the global nature of the Guess business. The recent consolidation of certain global functions in Europe has further reinforced the importance of efficient air travel. The fees Guess pays to charter the Marciano-owned aircraft are significantly below market rates. Aircraft Use The Company purchases faux fur products from a privately-held fashion accessories company owned 20% by Maurice and Paul Marciano and Carlos Alberini. The amount of annual purchases is immaterial. The Guess Board approved the related party investment only after first considering and determining not to pursue the investment on behalf of the Company. Guess purchased products from this vendor both before and after the related parties acquired a partial ownership interest, based on the quality and pricing compared to other providers. Vendor Purchases

Guess Compensation Program Promotes Executive Alignment with Shareholder Interests A significant portion of executive compensation is at risk and performance based, tied to stock price performance or subject to achievement of pre-set rigorous performance targets that are important to the creation of shareholder value. Performance metrics for annual and long-term incentive plans are designed to encourage our executives to focus on initiatives that further the Company’s annual and long-term strategic priorities and objectives. The annual cash incentive and a portion of the long-term equity incentive opportunity are tied to the Company’s earnings from operations to focus on profitability and revenue generation. The long-term performance incentives are tied to the achievement of the three-year relative TSR target.   Executive Compensation Program Highlights Compensation Program Philosophies Pay for Performance Substantial portion of compensation should be tied to performance Alignment with Shareholder Interests Substantial portion of compensation should be in the form of equity awards that vest over a multiyear period Competition for Executive Talent Competitive compensation opportunities should be provided so that we can attract, motivate and retain qualified executives No minimum award levels under Annual Incentive Bonus Plan or minimum payouts for equity awards with performance-based vesting requirements. No excise tax gross-ups on change in control payments. No repricing of “underwater” stock options (stock options where the exercise price is above the then-current market price of our stock) without shareholder approval. Stock ownership guidelines for all directors and members of senior management team. “Clawback” policy pursuant which may require reimbursement or cancellation of cash and equity incentive compensation in certain circumstances, including if the awards are linked to financial results that are subsequently revised.

Compensation Tied to Long-Term Shareholder Value Creation

FY22 NEO Compensation Program Summary

Component	Format	Target Compensation Mix*	
		Chief Creative Officer	*Chief Executive Officer*
Base Salary	Fixed payments, designed to compensate executives for their level of responsibility, skill, experience and individual contributions	15%	16%
Annual Cash Incentive Compensation	Payouts based on rigorous pre-set targets, reflecting important drivers to our business: 100% Earnings from Operations	29%	32%
Long-Term Incentives **100%** Performance RSUs	Payouts based on the pre-set rigorous performance targets: **Paul Marciano:** **50%** FY22 Earnings from Operations Licensing Segment **50%** Earnings from Operations Earned shares, if any, subject to 3-year vesting **Carlos Alberini:** **~60%** 3-year Relative TSR Absolute maximum payout cap **~40%** FY22 Earnings from Operations Earned shares, if any, subject to 3-year vesting	56%	52%

COMPENSATION PROGRAM ALIGNED WITH SHAREHOLDERS

- Pay magnitude is reasonable and aligned with market
- Between 84-85% of the NEOs' target annual pay is variable and at risk
- Long-term incentive program is exclusively performance-based, every share has to be earned
- Incentives for Paul Marciano designed to retain him to continue building the brand and shareholder value
- In FY21, Paul Marciano did not meet the LTI performance criteria, and therefore his awards were forfeited

PERFORMANCE METRICS INCENTIVIZE LONG-TERM GROWTH

- Annual Earnings from Operations metric focuses on profitability and is critical to our short- and long-term strategic growth
- Relative TSR aligns our executive pay with shareholder experience and requires us to successfully execute on several strategic initiatives
- The Compensation Committee selected licensing-based metrics for Paul Marciano based on its determination that his contributions are critical to the success of the Company's licensing results

(*) Target Compensation Mix excludes special cash incentive award for Paul Marciano and special stock price award for Carlos Alberini, as these awards are not part of our regular incentive compensation program.

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Paul & Maurice Marciano Co-founders bring invaluable expertise and vision to the Company

Paul & Maurice Marciano The Contributions of the Marciano Brothers Are Innumerable and Fundamental to the Company’s Success Paul and Maurice Marciano have built an incredible culture of entrepreneurship, commitment, hard work and long employee tenures across functions, cultures and countries. Significant stock ownership by Paul and Maurice Marciano has provided strong alignment with all shareholders since Guess became public in 1996, ensuring a consistent focus on long-term decision making and value creation. Other important contributions: Extensive global presence in 100 countries, through direct and franchise stores, plus vibrant licensing business A true lifestyle brand with 25 product categories in apparel and accessories for women, men and kids Sustained relevant brand image and unique brand DNA for over 40 years All direct marketing and advertising, with no use of agencies or intermediaries resulting in significant savings for the Company

Paul & Maurice Marciano Paul Marciano Has Been a Key Executive Over the Last 40 Years to Build What GUESS, as a Brand and Company, Is Today Founded the Company together with 3 brothers, including Maurice Marciano, in 1981 Grew the Company from a denim retailer to a publicly listed, global multichannel lifestyle brand with a full range of denim, apparel and accessories offered in over 100 countries globally Key contributions include: Creating our iconic brand image through development and execution of global advertising campaigns Leading product design, vision and execution throughout all 25 product categories, including licensee products Launching international franchisee business Building a very profitable licensing business Continually building strong teams and succession in key areas of the organization We believe that removing Paul Marciano from GUESS would be destabilizing and detrimental to GUESS and its ongoing transformation

Key Recent Accomplishments Paul & Maurice Marciano Paul Marciano Is a Key Contributor to Guess and Critical to Our Transformational Journey Current responsibilities: advertising and marketing, licensing and product design oversight Complementary skillset with Carlos Alberini Brand Elevation Product quality and sustainability Marketing Visual merchandising Value pricing model Customer experience One Global Line Consistency of product worldwide Operational efficiencies Vendor consolidation We believe that removing Paul Marciano from GUESS would be destabilizing and detrimental to GUESS and its ongoing transformation Main Responsibilities

Paul & Maurice Marciano Maurice Marciano is a Highly Valuable Member of the Guess Board Founded the Company together with 3 brothers, including Paul Marciano, in 1981 Maurice Marciano’s judgment as co-founder, large shareholder and integral Board member is invaluable to the Company He is fully informed and engaged in the Board’s oversight of Guess and all-important matters Maurice Marciano’s Board meeting attendance was impacted in fiscal 2022 due to injuries he suffered from a cycling accident As Maurice Marciano’s condition has continued to improve, he has attended multiple recent Board meetings and it’s anticipated that he will attend all regularly scheduled Board meetings during FY2023 Maurice Marciano has recused himself from Board decisions regarding the allegations against Paul Marciano We believe that removing Maurice Marciano from GUESS would be destabilizing and detrimental to GUESS and its ongoing transformation

Legion Partners’ Campaign Is Not in the Best Interests of Shareholders Irresponsible, uninformed and value destructive

Legion Partners’ Campaign is Irresponsible, Uninformed and Value Destructive Legion Partners’ campaign is based on information from media and misinformed sources, and is a distraction to management at a critical time in our transformation Legion Partners’ unique suggestion to remove the Marciano brothers would be destabilizing and detrimental to the Company and shareholders Legion Partners did not present any new ideas regarding the Company’s business strategy or operations that would drive value for shareholders Legion Partners has publicly recognized that we have made substantial progress in our turnaround

Legion Partners’ Campaign Setting the Record Straight: Correcting Legion’s False and Misleading Claims Myth: Legion’s false narrative The Facts Legion claims that models hesitate to model with Guess and that Guess has a reduced access to potential talent Guess has a storied history of working with some of the greatest talent in the industry, including models who have worked on campaigns multiple times and over many years. In fact, there are many members of the Guess family of models who are very vocal about the positive and safe work environment at Guess, as can be seen in these videos. We are proud to provide significant and life changing opportunities to modeling talent from around the world. Guess has no shortfall of modeling talent. Legion claims that customers hesitate to shop at Guess and that customer attitude towards Guess is damaged This is demonstrably false given our strong and improving results. Our elevated products are resonating with both our wholesale customers and direct consumers, and customers continue shopping at Guess as demonstrated by our recent results, delivering revenues of $2.59B for FY22, a 38% increase over FY21. Legion claims there is a “Marciano discount” on the Guess stock due to allegations made against Paul Marciano The stock price during the 2010-2018 period of time can more appropriately be attributed to the Company’s financial performance, and not to a Marciano discount as suggested by Legion. Legion mischaracterizes the reason why Paul Marciano continued to serve as Chief Creative Officer after he initially intended to retire in 2019 In June 2018, Paul Marciano stepped down from his role as Executive Chairman and announced his intention to transition management responsibilities to the then CEO. In January 2019, the Company underwent a CEO transition, and the Board determined it was in the best interest of the Company that Paul Marciano continued as CCO and asked Paul Marciano to stay on as CCO on an at will basis.

Myth: Legion’s false narrative The Facts Legion claims that Guess may be ‘uninsurable’ Contrary to Legion’s erroneous claim that Guess is “uninsurable,” Guess has never been without robust insurance coverage. Beazley Insurance Co. has not been Guess’ Employment Practices Liability insurer (EPLI) for several years, and Beazley’s request for declaratory relief is merely a preemptive attempt to classify certain claims as being outside of the coverage period. Beazley’s suit does not affect Guess’ current and ongoing insurance coverage. Legion claims that Paul Marciano’s compensation is ‘outrageous’ and the highest percentage among Chief Creative Officers in the apparel retail industry Paul Marciano is an integral part of our organization and contributes invaluable insight and drives creative initiatives that propel the elevation of the Guess and Marciano brands. The scope of his responsibilities also far exceeds those of a typical CCO, including licensing, marketing, brand management and product design. Paul Marciano’s compensation is a direct reflection of the critical importance his vision plays in the success of the Company, and consistent with the Company’s compensation policy, is substantially based on performance. Legion claims that the Guess Board and management team has experienced significant turnover following allegations made against Paul Marciano The recently announced departures of CFO, Katie Anderson, and director, Laurie Ann Goldman, are amicable and not related to allegations against Paul Marciano. Ms. Anderson stepped down to pursue a more lucrative opportunity at a privately-held company, and Ms. Goldman is not standing for re-election because of significant other professional commitments, including being recently appointed to serve as Chair of another company’s board. She serves on 8 boards of directors. Legion claims that Maurice Marciano may have wielded his influence to cover for Paul Marciano’s alleged inappropriate actions Maurice Marciano is a respected and integral member of the Board and Company. Maurice Marciano has recused himself from Board decisions related to the allegations against his brother and continues to do so. Furthermore, the Board is comprised of highly-engaged professionals who take seriously their fiduciary and other responsibilities, as demonstrated by the Company’s track record regarding the allegations. This includes the creation of the Special Committee in 2018, and the creation of the Demand Review Committee in 2022. No individual director wields outsized influence or control of the Guess Board. Legion Partners’ Campaign Setting the Record Straight: Correcting Legion’s False and Misleading Claims

Myth: Legion’s false narrative The Facts Legion claims that the Guess Board is not fulfilling its fiduciary duties, and that the independent directors have ignored harassment allegations against Paul Marciano The Board has a clear and transparent track record of acting on its fiduciary duties and responsibilities, not only with regard to allegations against Paul Marciano, but as it relates to oversight of improved financial and operational performance and value creation. Legion’s claim ignores that the Special Committee conducted a thorough and independent investigation in 2018, and that the Demand Review Committee is currently investigating the matters identified in Legion’s demand including post-2018 allegations. Legion’s persistent pushing of these claims strongly supports our view that their campaign is based on information from media and other misinformed sources and is therefore irresponsible and reckless. Legion claims that Guess is executing related party transactions at a huge expense to Guess’ shareholders Guess pursues related party transactions when they provide more attractive terms than those available with 3rd parties, and the Guess Board exercises strong oversight of all related party transactions. Specifically, the Audit Committee, which is made up of all independent directors, engages in a detailed process to review and assess terms of each transaction. This process ensures at or below arm’s length terms. Legion claims that the Guess Board has long been aware of allegations against Paul Marciano and, by not taking action, has allowed him to exploit his executive role Despite Guess’ efforts to inform and educate Legion on the Board’s investigation process, and the outcome of the 2018 investigation and the ongoing processes, Legion has persisted in relying exclusively on misinformed and uncorroborated sources and falsely claiming that the Board has not acted appropriately. The Board’s decision to continue to employ Paul Marciano was informed by the findings of the Special Committee’s independent investigation that lasted several months which was more comprehensive, conclusive and accurate than anything reported in the media or elsewhere. The Board exercises its fiduciary duties based on facts, independent research and investigation. Legion Partners’ Campaign Setting the Record Straight: Correcting Legion’s False and Misleading Claims

Legion Partners’ Campaign Legion Partners Recognizes and Praises Guess’ Performance to Date This performance is driven by the partnership and teamwork between Carlos Alberini, Paul Marciano and the GUESS leadership team and Board In Legion Partners’ view, Guess is an iconic brand and the Company under the leadership of current CEO Carlos Alberini has made a number of positive strategic moves in recent years, including optimizing its store portfolio, improving supply chain and logistics, and implementing significant cost savings and profit improvement plans. Mr. Alberini appears to be a talented CEO who has demonstrated substantial progress executing an operational turnaround at the Company. 2.7.22, Letter from Legion Partners to Guess Board of Directors

Legion Partners’ Campaign Board has Sought to Engage Constructively with Legion for the Good of ALL Guess Shareholders The Board has attempted to reach a mutually agreeable path forward with Legion Potential solutions discussed with Legion: New ESG committee of the Board with a strong oversight mandate Other measurable governance commitments, including cooperation in the selection of new board members A significant share repurchase program All reasonable and meaningful suggestions from the Company were immediately rejected by Legion

Conclusion

Conclusion Vote “FOR ALL” Guess Directors on the WHITE Proxy Card to Ensure Our Continued Progress The Guess Board is highly-qualified, highly-engaged and committed to serving the best interests of ALL shareholders Paul and Maurice Marciano have each made valuable contributions to sustaining and growing a successful global business for 4 years and are essential to the Guess and Marciano brands and the continued success of the business The Guess management team is successfully executing a transformation business strategy to drive long-term growth and enhance value The Guess Board is highly-qualified, highly-engaged and committed to exercising its fiduciary duties to serve the best interests of ALL shareholders Paul and Maurice Marciano have each made valuable contributions to sustaining and growing a successful global business for 40 years and are essential to the Guess and Marciano brands and the continued success of the business Legion Partners is pursuing an irresponsible and uninformed campaign that would jeopardize the Company’s plan to drive profitable growth and value creation

Appendix

The financial information in this presentation contains non-GAAP measures that are calculated and presented on a basis other than in accordance with generally accepted accounting principles in the United States of America (GAAP) and exclude certain items from the most directly comparable GAAP financial measure. Such non-GAAP measures should be viewed in addition to, and not as an alternative for, reported results and future outlook under GAAP. Certain amounts presented do not include the impact of (1) certain professional service and legal fees and related (credits) costs, (2) asset impairment charges, (3) non-cash debt discount amortization on our convertible senior notes, (4) net (gains) losses on lease modifications, (5) the related income tax effects of the foregoing items, as well as the impact from changes in the income tax law on deferred income taxes in certain tax jurisdictions, net income tax settlements and adjustments to specific uncertain income tax positions and (6) discrete income tax adjustments related primarily to an intra-entity transfer of intellectual property rights to a wholly-owned Swiss subsidiary, impacts from cumulative valuation allowances and the income tax benefits from an income tax rate change due to net operating loss carrybacks. The Company has excluded these items because it believes that these items are not indicative of the underlying performance of its business and that the non-GAAP measures provided are useful for investors to evaluate the comparability of the Company’s results and future outlook. The Company defines return on invested capital (or "ROIC") as adjusted net operating profit after taxes divided by two-year average invested capital. The Company believes that ROIC is a useful financial measure for investors in evaluating how efficiently the Company deploys its capital. The Company’s method of calculating ROIC may differ from other companies’ methods and therefore might not be comparable. Please refer to the following slides for a reconciliation of non-GAAP measures referred to throughout this presentation. GAAP to Non-GAAP

Return On Invested Capital Income taxes are calculated using the adjusted effective tax rate for FY22 of 24.8%. Refer to the following slide for a reconciliation of the adjusted tax rate. The Company defines return on invested capital (or “ROIC”) as adjusted net operating profit after taxes divided by two-year average invested capital.

Adjusted Effective Tax Rate

The Company, and certain of its directors and executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The Company filed its definitive proxy statement and the WHITE proxy card with the Securities and Exchange Commission (the “SEC”) on April 6, 2022 in connection with the solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities will be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at http://investors.guess.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended January 29, 2022, filed on March 24, 2022. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at http://investors.guess.com. Important Additional Information